ESCROW AGREEMENT

This Escrow Agreement ("Agreement") is made this 10 day of May, 2007 by and between Kings Road Entertainment, Inc. ("KREN"), Ashford Capital, LLC (Ashford Capital), each and all of which are referred to from time to time as the "Parties," and Fletcher A. Robbe, Esquire (the "Escrow Agent").

WITNESSETH:

WHEREAS, on or about March 1, 2007 the Parties executed a Stock Purchase Agreement (the "SPA") between the Board of Directors of KREN and the Manager of Ashford Capital, whereby Ashford Capital was to purchase four million seven hundred thousand (4,700,000) shares of 144 restricted common stock of KREN ("Shares"), for the consideration of $300,000 ("Purchase Funds"). A copy of the SPA is attached hereto as Exhibit A and by this reference made a part of this Agreement;

WHEREAS, on or about May 4, 2007 the Parties agreed to rescind the SPA and enter into a Rescission and Mutual Release Agreement (the "Rescission Agreement"), whereby KREN agreed to return the Purchase Funds to Ashford, in exchange for Ashford Capital's delivery of the stock certificate ("Certificate"), and stock power, with gold medallion signature ("Stock Power"). A copy of the Rescission Agreement is attached as Exhibit B and by this reference made a part of this Agreement; and

WHEREAS, the Escrow Agent is willing to serve as escrow holding subject to the terms and conditions of this Agreement.

NOW THEREFORE, the Parties agree as follows:

1. **Deliveries to the Escrow Agent**

   1.1. Delivery of the Certificate, Stock Power, and Purchase Funds to Escrow Agent. Ashford Capital shall deliver to the Escrow Agent the Certificate and Stock Power, and KREN shall deliver the Purchase Funds to the Escrow Agent.

   1.2. Rescission Agreement. Ashford Capital and KREN, singularly and jointly, agree to deliver an executed copy of the Rescission Agreement to the Escrow Agent.

   1.3. Intention to Create Escrow Governing the Certificate, Stock Power and Purchase Funds. Ashford Capital and KREN intend that the Certificate, Stock Power and Purchase Funds tendered in contemplation of the Rescission Agreement shall be held in trust by the Escrow Agent pursuant to this Agreement for the benefit of the respective parties, as set forth herein.

   1.4. Escrow Agent to Deliver Certificate, Stock Power and Purchase Funds. The Escrow Agent shall hold and release the Certificate, Stock Power and Purchase Funds only in accordance with the terms and conditions of paragraph 2 below.

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2. **Release of Funds and Shares**

2.1. Release of the Certificate, Stock Power and Purchase Funds. The Escrow Agent shall release the Certificate, Stock Power and Purchase Funds without further instruction or required consent of any party upon the following conditions:

Upon the Escrow Agent's receipt of KREN's wire transfer of the Purchase Funds, in the amount of $300,000, Escrow Agent shall, assuming the Escrow Agent is in possession of the Certificate and Stock Power, wire said funds to Ashford Capital. Upon Ashford Capital's receipt of the wire transfer, the Escrow Agent will then release the Shares, Certificate and Stock Power to KREN. The release of the Certificate, Stock Power and Purchase Funds is conditioned on the Escrow Agent's receipt of an executed Rescission Agreement and signed copy of this Agreement by both Parties.

3. **Concerning the Escrow Agent**

3.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

a. The Parties acknowledge and agree that the Escrow Agent: (i) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (ii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iii) may assume that any person purporting to give notice or make any statement or execute any document in connection with the provision hereof has been duly authorized to do so; (iv) shall not be responsible for the identity, authority or rights of any person, firm or corporation executing or delivering or purporting to execute or deliver this Escrow Agreement or any document deposited hereunder or any endorsement thereon or assignment thereof; (v) shall not be under any duty to give the property held by the Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect to any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

b. The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by the Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Parties, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted or be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expresses of defending itself

against any claim of liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty to the Parties under this Agreement and to no other person.

c. The Escrow Agent does not have and will not have any interest in the Certificate, Stock Power and Purchase Funds except as set forth in this Agreement and is serving only as escrow agent, having only possession thereof.

d. This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and does not imply any other duties or obligations not stated in this Agreement.

4. **General Matters**

4.1. Termination. This escrow shall terminate upon the full execution of the Rescission Agreement; the full release of the Certificate, Stock Power and Purchase Funds, or at any time prior upon the receipt by the Escrow Holder of written instructions to terminated as executed by KREN and Ashford Capital.

4.2. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given one (1) day after being sent by telecopy (with copy delivered by overnight courier, regular or certified mail) to the addresses on the signature page of the Rescission Agreement or to such other addresses as any of them shall give to the others.

4.3. Interest. The Purchase Funds shall not be held in an interest being account nor will be payable in connection therewith.

4.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by KREN or Ashford Capital without the prior consent of the other party, and this Agreement may not be assigned by Escrow Agent without the mutual consent of KREN and Ashford Capital. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

4.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

4.6. Governing Law. This Agreement shall be governed by and constructed in accordance with the laws of the States of California without regard to principals of conflict of laws. Any action brought by any party against any other party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in California. Each of the parties hereto agrees to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the

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event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statue or rule of law, then such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

4.7. Counterpart/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission.

4.8. Agreement. Each of the undersigned states that he has read the foregoing Escrow Agreement and understands and agrees to it.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date set forth above.

THE ESCROW AGENT
Fletcher A. Robbe, Esq.
2901 W. Coast Hwy., Suite 200
Newport Beach, CA 92663
Tel: (949) 270-7405
Fax: (949) 270-7406

By: ______________________
Fletcher A. Robbe, Esq.

KINGS ROAD ENTERTAINMENT, INC.
468 N. Camden Drive
Beverly Hills, CA 90210

By: ______________________
Philip Holmes, CEO

ASHFORD CAPITAL, LLC.
19200 Von Karman Ave, Suite 600
Irvine, CA 92612

By: ______________________
Frank Kavanaugh, Managing Partner